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                                                                Exhibit 99


Photogen Technologies Announces Election of New Directors

In Addition, Long-Term Incentive Plan for Key Players Ratified at 1998 Annual Meeting

KNOXVILLE, Tenn.--(BUSINESS WIRE)--June 23, 1998--Stockholders approved by an overwhelming majority a larger Board of Directors and ratified the Company's Long Term Incentive Compensation Plan, among other business, at the 1998 annual meeting of stockholders for Photogen Technologies, Inc. The changes were made to increase the number of outside directors and to encourage key Company players to promote the Company's long-term success.

In person or by proxy, more than 94 percent of the outstanding voting stock was represented at the meeting, which was held in Chicago.

The stockholders approved amending the Company's Articles of Incorporation to increase the size of the Board of Directors from five to six. Stockholders elected Lester H. McKeever, Jr. to fill the newly created sixth directorship on the Board. In addition, John Smolik, Craig Dees, Ph.D., Walt Fisher, Ph.D., Eric Wachter, Ph.D. and Robert J. Weinstein, M.D. all won re-election as directors.

McKeever is the chairman of the Federal Reserve Bank of Chicago and since 1976 has served as managing partner of the firm Washington, Pittman & McKeever, a Chicago-based public accounting and consulting firm providing a broad range of professional services. In the Chicago area, he serves on several not-for-profit boards and councils.

McKeever received his B.S. degree in accounting from the University of Illinois at Urbana-Champaign and his J.D. with distinction from the ITT-Chicago Kent College of Law.

"Lester brings a wealth of experience and unique perspectives on the challenges of growing a business," said John Smolik, president and CEO of Photogen Technologies, Inc. "Insights gained from his career will prove invaluable as we begin to forge collaborative relationships with others in our industry, and work to move our technologies through testing, into manufacturing and onto the market."

McKeever will serve on the Audit and Compensation Committees of the Board, along with Weinstein. The Board's Executive Committee will include Smolik, McKeever and Weinstein.

Stockholders also approved the Company's Long Term Incentive Compensation Plan. This program authorizes the Compensation Committee to grant awards of stock options or restricted stock to directors, executives, key employees and key consultants. Management's goal is for the plan to provide participants strong incentives to work diligently to advance the long-term success of the Company.

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The Company, through its wholly owned subsidiary - Photogen, Inc. - is a development-stage Company focused on creating photodynamic-related health care products based on its proprietary simultaneous two-photon excitation technology. The Company has discovered new methods for using laser-generated light to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease.

This news release may contain forward-looking statements that involve risks and uncertainties. The Company has no products or operating revenues at this time. A full discussion of the Company's operations and financial condition, including risk factors that may affect the Company's business and future prospects, is contained in documents the Company files with the Securities and Exchange Commission, such as the Company's Form 10-SB and the Company's reports on Form 10-QSB and Form 10-KSB. These documents identify important factors that could cause the Company's actual performance to differ from current expectations. The common stock of Photogen Technologies, Inc. is traded on the over-the-counter bulletin board market under the symbol PHGN.

For information, contact Robert Cathey at Ackermann Public Relations & Marketing, 423/584-0550, e-mail: rcathey@ackermannpr.com. Or, visit our World Wide Web site, at www.photogen.com.

Photogen is a trademark of Photogen Technologies, Inc.
Contact:

     Ackermann Public Relations & Marketing
     Robert Cathey, 423/584-0550
     rcathey@ackermannpr.com